August 28, 1998



VIA EDGAR

Securities and Exchange Commission
Division of Investment Management
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

         Re:      AAL Variable Life Account I
                  1933 Act Reg. No. 333-31011
                  1940 Act File No. 811-08289
                  Post-Effective Amendment No. 2 to Form S-6


Ladies & Gentlemen:

Enclosed for electronic filing via EDGAR, pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the "Securities Act"), is Post-Effective Amendment No. 2 (the "Amendment") to the Registration Statement on Form S-6 (the "Registration Statement") of AAL Variable Life Account I (the "Registrant"). As legal counsel to the Registrant, we assisted with the preparation of the Amendment and we certify that the Amendment does not contain any disclosure that would render it ineligible to become effective automatically on September 1, 1998 pursuant to Rule 485(b) under the 1933 Act.

         Please direct any questions or comments regarding this filing to the undersigned at (414) 277-5677.

Sincerely yours,

QUARLES & BRADY

/s/ Cheryl A. Johnson

Cheryl A. Johnson



CAJ:s2w